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                                                                   EXHIBIT 12.1



                       HEALTH MANAGEMENT ASSOCIATES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                                    Three Months
                                                                                                       Ended
                                                                    Year Ended September 30,        December 31,
                                                             1993    1994    1995     1996     1997     1997
Earnings:                                                   56,439  81,730  104,249  138,411  178,309  40,885
    Income before income taxes
Fixed charges, excluding capitalized
    interest--see below                                      9,482  10,777   11,922   12,385   12,630   4,041
                                                          ---------------------------------------------------
    Earnings                                                65,921  92,507  116,171  150,796  190,939  44,926
                                                          ===================================================
Fixed charges:
    Interest expense                                         4,814   4,297    3,621    3,515    3,712   1,327
    Interest income netted against
     interest expense                                        1,360   2,708    4,082    3,508    2,437     894
    Interest factor included in rent expense                 3,308   3,772    4,219    5,362    6,481   1,820
                                                          ---------------------------------------------------
    Fixed charges, excluding
     capitalized interest                                    9,482  10,777   11,922   12,385   12,630   4,041
    Interest capitalized                                         0       0        0        0      500       0
                                                          ---------------------------------------------------
    Fixed charges                                            9,482  10,777   11,922   12,385   13,130   4,041
                                                          ===================================================
Ratio of earnings to fixed charges                             7.0     8.6      9.7     12.2     14.5    11.1
                                                          ===================================================
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